Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectuses of scPharmaceuticals Inc. of our report dated March 13, 2024, relating to the consolidated financial statements of scPharmaceuticals Inc. and its subsidiary, appearing in the Annual Report on Form 10-K of scPharmaceuticals Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Prospectuses.

/s/ RSM US LLP

Boston, Massachusetts

March 13, 2024

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